As filed with the Securities and Exchange Commission on September 9, 2019
Registration No. 333‑

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	10344 Sam Houston Park Drive, Suite 300 Houston, Texas 77064 (281) 949-2500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	61-1488595 (I.R.S. Employer Identification No.)
John C. Ivascu
Senior Vice President, General Counsel and Secretary
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
(281) 949-2500
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
James B. Marshall
Laura Katherine Mann
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002-4995
(713) 229-1234
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Debt Securities
Preferred Stock, par value $0.01 per share
Common Stock, par value $0.01 per share
Warrants
Guarantees of Debt Securities(3)
Subscription Rights(5)
Depositary Shares(6)
Purchase Contracts
Units(7)
Total			$400,000,000	$48,480(4)

(1)
There is being registered hereunder such indeterminate number or amount of the securities identified in the table as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends, or applicable antidilution provisions.

(2)
The proposed maximum initial offering price per share and the proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3.

(3)
The additional registrants listed in the table below may fully and unconditionally guarantee any series of debt securities issued hereunder. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)
The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of all securities offered. In no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $400,000,000.

(5)	Rights evidencing the right to purchase common stock, preferred stock, depositary shares or warrants.

(6)
The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the preferred stock will be issued to the depositary under the deposit agreement.

(7)	Each unit will be issued under a unit agreement or indenture and will represent an interest in any combination of two or more securities, which may or may not be separable from one another.

* Includes certain subsidiaries of Forum Energy Technologies, Inc. identified below that may guarantee the debt securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The additional registrants listed below may guarantee the debt securities:

Exact name of additional registrant as specified in its charter*	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

FET Holdings, LLC	Delaware	45-4081088
Forum Holdings, LLC	Delaware	47-1635519
Forum Energy Services, Inc.	Delaware	90-0778250
Forum Global Holdings, LLC	Delaware	47-1635417
Forum Global Tubing LLC	Delaware	98-0534972
Forum Global Tubing LP	Delaware	98-0534974
Forum International Holdings, Inc.	Delaware	03-0585021
Forum US, Inc.	Delaware	26-3748750
Global Flow Technologies, Inc.	Delaware	56-2520657
Global Tubing, LLC	Delaware	20-8937890
Houston Global Heat Transfer LLC	Delaware	81-4999345
Z Explorations, Inc.	Delaware	93-0789523
Z Resources, Inc.	Delaware	93-0450795
Zy-Tech Global Industries, Inc.	Delaware	93-0919913

* Except for Global Flow Technologies, Inc., Global Tubing, LLC, Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc., the address for the principal executive office of each additional registrant is 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064 and the telephone number for each additional registrant’s principal executive office is (281) 949-2500. The address for the principal executive office of each of Global Flow Technologies, Inc., Z Explorations, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is 12735 Dairy Ashford, Stafford, Texas 77477 and the telephone number for each of these entities is (281) 637-2000. The address for the principal executive office of Global Tubing, LLC is 501 County Road 493, Dayton, Texas 77525 and the telephone number for this entity is 713-265-5000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each of the additional registrants is John C. Ivascu, Senior Vice President, General Counsel and Secretary, Forum Energy Technologies, Inc., 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064, (281) 949-2500.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2019

Prospectus

Forum Energy Technologies, Inc.

Debt Securities
Preferred Stock
Common Stock
Warrants
Guarantees of Debt Securities
Subscription Rights
Depositary Shares
Purchase Contracts
Units

We may issue and sell from time to time the securities described in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our shares of common stock are listed on the New York Stock Exchange under the symbol “FET.”

Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 1. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings. In addition, other persons identified in a prospectus supplement may, from time to time, sell securities described in this prospectus. This prospectus provides you with a general description of the securities we or others may offer. Each time we or others use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference in this prospectus is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “the Company” or similar words refer to Forum Energy Technologies, Inc., together with our subsidiaries.

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ABOUT FORUM ENERGY TECHNOLOGIES, INC.

We are a global oilfield products company, serving the drilling, downhole, subsea, completions, and production sectors of the oil and natural gas industry. We design, manufacture and distribute products and engage in aftermarket services, parts supply and related services that complement our product offering. Our product offering includes highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Our engineered capital products are directed at: drilling rig equipment for new rigs, upgrades and refurbishment projects; subsea construction and development projects; pressure pumping equipment; the placement of production equipment on new producing wells; and downstream capital projects.
Our executive offices are located at 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064, and our telephone number is (281) 949-2500.

THE SUBSIDIARY GUARANTORS

Certain of our subsidiaries, which we refer to as the “subsidiary guarantors” in this prospectus, may fully and unconditionally guarantee our payment obligations under any series of debt securities offered using this prospectus. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will, to the extent required by SEC rules and regulations, be included in our consolidated financial statements filed as part of our periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the SEC that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.
If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including the information we incorporate by reference, regarding future financial performance, capital sources and results of operations and other statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Such statements are those concerning our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. When used in this prospectus, the words ”could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Forward-looking statements may include, but are not limited to, statements about the following subjects:

•	business strategy;

•	cash flows and liquidity;

•	the volatility and impact of changes in oil and natural gas prices;

•	the availability of raw materials and specialized equipment;

•	our ability to accurately predict customer demand;

•	customer order cancellations or deferrals;

•	competition in the oil and natural gas industry;

•	governmental regulation and taxation of the oil and natural gas industry, including the application of tariffs by governmental authorities;

•	environmental liabilities;

•	political, social and economic issues affecting the countries in which we do business;

•	changes in relative activities of U.S. and international operations;

•	our ability to deliver our backlog in a timely fashion;

•	our ability to implement new technologies and services;

•	availability and terms of capital;

•	general economic conditions;

•	our ability to successfully manage our growth, including risks and uncertainties associated with integrating and retaining key employees of the businesses we acquire;

•	benefits of our acquisitions;

•	availability of key management personnel;

•	availability of skilled and qualified labor;

•	operating hazards inherent in our industry;

•	the continued influence of our largest shareholder;

•	the ability to establish and maintain effective internal control over financial reporting;

•	financial strategy, budget, projections and operating results;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.
Such statements are subject to numerous risks, uncertainties and assumptions that are beyond our ability to control, including, but not limited to, the risks and uncertainties described under “Risk Factors” above and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which are applicable only on the date hereof. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof or to reflect the occurrence of unanticipated events unless required by law.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes. These purposes may include:

•	capital expenditures;

•	acquisitions;

•	working capital; and

•	repayment, refinancing or redemption of indebtedness or other securities.
Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into among us, any subsidiary guarantors and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into among us, any subsidiary guarantors and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.
We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to Forum Energy Technologies, Inc. only and not to any of its subsidiaries.
General
Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.
The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.
We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.
Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
Terms
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.
Subordination
Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•
we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.
The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.
The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.
Guarantees
If specified in the prospectus supplement, our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.
The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.
Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.
If a series of debt securities is guaranteed by any of our future subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary’s senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. See “—Subordination.”
Consolidation, Merger and Sales of Assets
The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either

•	we are the continuing entity, or

•
if we are not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

(2)	immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.
This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.
Events of Default
Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.
A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.
The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.
Modification and Waiver
We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.
We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge
Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “— Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.
Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law
New York law will govern the indentures and the debt securities.
The Trustees
We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Payment and Paying Agents
Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Form, Exchange, Registration and Transfer
We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.
We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•
any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Book-Entry Debt Securities
We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 296 million shares of common stock, par value $0.01 per share, and 3.7 million shares of preferred stock, par value $0.01 per share. As of September 6, 2019, we had 110,377,284 shares of common stock and no shares of preferred stock outstanding. The following describes our common stock, preferred stock, amended and restated certificate of incorporation and bylaws. This description is a summary only. We encourage you to read the complete text of our certificate of incorporation and bylaws, which we have filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our common stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any preferred stock that we may issue in the future, the holders of our common stock are entitled to receive:

•	dividends as may be declared by our board of directors; and

•	all of our assets available for distribution to holders of our common stock in liquidation, pro rata, based on the number of shares held.
There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Subject to the provisions of our certificate of incorporation and legal limitations, our board of directors will have the authority, without further vote or action by our stockholders:

•	to issue up to 3,700,000 shares of preferred stock in one or more series; and

•
to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our common stock.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•    the title of the preferred stock;
•    the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;
•    any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;
•    any redemption provisions;

•    any liquidation preference;
•    any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.
The issuance of shares of preferred stock by our board of directors as described above may adversely affect the rights of the holders of our common stock. For example, preferred stock may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our common stock. The issuance of shares of preferred stock may discourage third-party bids for our common stock or may otherwise adversely affect the market price of our common stock. In addition, preferred stock may enable our board of directors to make it more difficult or to discourage attempts to obtain control of us through a hostile tender offer, proxy contest, merger or otherwise, or to make changes in our management.
Anti-takeover effects of provisions of our certificate of incorporation, our bylaws and Delaware law
Some provisions of Delaware law, our certificate of incorporation and our bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Opt out of Section 203 of the Delaware General Corporation Law
In our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers until the date on which the SCF group (as defined below) is no longer the holder of at least 15% of our outstanding common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws
Among other things, our certificate of incorporation and bylaws:

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.

These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures;

•
provide our board of directors the ability to authorize the issuance of undesignated preferred stock. This makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•
provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer, the president, the secretary, the chairman of the board or by stockholders holding a majority of the outstanding shares entitled to vote generally in the election of directors;

•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that a member of our board of directors may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•
provide that we renounce any interest in the business opportunities of the SCF group or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those opportunities.

Renouncement of Business Opportunities
SCF-V, L.P., SCF-VI, L.P. and SCF-VII, L.P. (collectively, “SCF”) have investments in other oilfield service companies that may compete with us, and SCF and its affiliates, other than us, may invest in such other companies in the future. SCF, its other affiliates and its portfolio companies are referred to as the “SCF group.” Our certificate of incorporation provides that, until we have had no directors that are directors or officers affiliated with SCF (each, an “SCF Nominee”) for a continuous period of one year, we renounce any interest in any business opportunity in which any member of the SCF group participates or desires or seeks to participate in and that involves any aspect of the energy equipment or services business or industry, other than:

•
any business opportunity that is brought to the attention of an SCF Nominee solely in such person’s capacity as our director or officer and with respect to which no other member of the SCF group independently receives notice or otherwise identifies such opportunity; or

•	any business opportunity that is identified by the SCF group solely through the disclosure of information by or on behalf of us.
In addition, L.E. Simmons & Associates, Incorporated (“LESA”), the ultimate general partner of SCF, has an internal policy that discourages it from investing in two or more portfolio companies with substantially overlapping industry segments and geographic areas. However, LESA’s internal policy does not restrict the management or operation of its other individual portfolio companies from competing with us. Pursuant to LESA’s policy, LESA may allocate any potential opportunities to the existing portfolio company where LESA determines, in its discretion, such opportunities are the most logical strategic and operational fit. Thus, members of the SCF group, which includes any SCF Nominees, may pursue opportunities in the oilfield services industry for their own account or present such opportunities to us or one of SCF’s other portfolio companies. Our certificate of incorporation provides that the SCF group, which includes any SCF Nominees, has no obligation to offer such opportunities to us, even if the failure to provide such opportunity would have a competitive impact on us. We are not prohibited from pursuing any business opportunity with respect to which we have renounced any interest.
Our certificate of incorporation further provides that any amendment to or adoption of any provision inconsistent with the certificate of incorporation’s provisions governing the renouncement of business opportunities must be approved by the holders of at least 80% of the voting power of the outstanding stock of the corporation entitled to vote thereon.
Amendment of the Bylaws
Our board of directors may amend or repeal the bylaws and adopt new bylaws by the affirmative vote of a majority of the whole board of directors. The stockholders may amend or repeal the bylaws and adopt new bylaws by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock at any annual meeting or special meeting for which notice of the proposed amendment, repeal or adoption was contained in the notice for such special meeting.
Limitation of Liability and Indemnification of Officers and Directors
Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	for unlawful payment of a dividend or unlawful stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. We have entered into indemnification agreements with each of our other current directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Market Information
Our common stock is listed on the New York Stock Exchange under the symbol “FET.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities of our company or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or purchase contracts or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may elect to offer subscription rights from time to time. The following description summarizes the general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The specific terms relating to any subscription rights that we offer will be described in a prospectus supplement, which you should read. Because the terms of the specific subscription rights offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below. The summary below is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable prospectus supplement.

General

We may issue subscription rights to purchase shares of our common stock, preferred stock, debt securities or other securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder purchasing or receiving the subscription rights in such offering.  In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the prices, if any, for the subscription rights;

•	the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of common stock, preferred stock, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitation relating to the exchange and exercise of the subscription rights;

•	the date on which the rights to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, debt securities or other securities, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain United States federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and for us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus, and number of units, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, guarantees of debt securities, warrants, subscription rights, depositary shares, purchase contracts or any combination thereof. We may evidence each series of units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

• the title of the series of units;
• identification and description of the separate constituent securities comprising the units;
• the price or prices at which the units will be issued;
• the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
• if appropriate, a discussion of material United States federal income tax considerations; and
• any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
Underwriters may sell shares of our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, on any other existing trading market for shares of our common stock or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Rights Offerings
We may offer rights to our existing shareholders to purchase additional shares of our common stock, preferred stock, debt securities or other securities. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, preferred stock, debt securities or other securities that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a standby arrangement with one or more underwriters or other purchasers to purchase any of our shares of common stock, preferred stock, debt securities or other securities not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Remarketing
We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.
Derivative Transactions
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS
The financial statements incorporated in this Prospectus by reference to Forum Energy Technologies, Inc.’s Current Report on Form 8-K dated May 3, 2019 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Forum Energy Technologies, Inc. for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s Web site.
We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as updated by the Current Report on Form 8-K filed with the SEC on May 3, 2019);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019;

•	our Current Reports on Form 8-K filed with the SEC on February 19, 2019, March 26, 2019, May 3, 2019, May 16, 2019, August 16, 2019 and August 21, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 11, 2012, as that description may be updated from time to time.
We also are incorporating by reference all additional documents that we may file with the SEC under Section 13(a), 13 (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
Attention: Investor Relations
Telephone: (281) 949-2500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	$48,480*
Printing expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Trustee fees and expenses	†
Rating agency fees	†
Miscellaneous	†
Total	†
________________________
* Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any.
† Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Forum Energy Technologies, Inc.

Certificate of Incorporation and Bylaws
The Company’s amended and restated certificate of incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided for in the certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Company’s amended and restated certificate of incorporation also contains indemnification rights for the directors and officers. Specifically, the amended and restated certificate of incorporation provides that the Company shall indemnify its officers and directors to the fullest extent authorized by the DGCL.
The Company’s bylaws will provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Certain Other Arrangements
The Company has obtained directors’ and officers’ insurance to cover its directors, officers and some employees for certain liabilities.
Each of the Company’s current and former directors and officers are indemnified pursuant to an indemnification agreement and to the fullest extent possible under law against all losses pertaining to certain actions taken by them, or failures to act. Pursuant to these agreements, if an officer or director makes a claim of indemnification to the Company, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the Company to indemnify the officer or director.

Subsidiary Guarantors

Delaware Corporations
The indemnification provisions of the DGCL described in “Delaware General Corporation Law” above also relate to the directors and officers of the Delaware corporations discussed below.
Forum International Holdings, Inc. and Global Flow Technologies, Inc. are subsidiary guarantors and Delaware corporations. Under their respective bylaws, each corporation shall indemnify, to the fullest extent permitted under Delaware law, any person who was or is a party or is threatened to be made a party to any type of proceeding by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the corporation or is or was serving or has agreed to serve at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against all losses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding. Forum International Holdings, Inc.’s certificate of incorporation also provides for similar, non-exclusive, rights to indemnification, to the fullest extent permitted under Delaware law, for its officers and directors. Each of Forum International Holdings, Inc. and Global Flow Technologies, Inc. is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.
Forum Energy Services, Inc., Forum US, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. are a subsidiary guarantors and Delaware corporations. Under their respective bylaws, each corporation shall indemnify its directors, officers, employees and agents and any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal matters, had no reasonable cause to believe the person’s conduct was unlawful, except that no indemnification shall be made if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Each of Forum Energy Services, Inc., Forum US, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is authorized to indemnify any such person only as authorized in the specific case upon a determination by the board of directors, the stockholders or, in certain circumstances, by independent legal counsel in a written opinion, that such person met the applicable standard of conduct under such entity’s bylaws. Each of Forum Energy Services, Inc. and Forum US, Inc.’s certificate of incorporation also provides for similar, non-exclusive, rights to indemnification, to the fullest extent permitted under Delaware law, for their respective officers and directors. Each of Forum Energy Services, Inc., Forum US, Inc., Z Resources, Inc. and Zy-Tech Global Industries, Inc. is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.
Z Exploration, Inc. is a subsidiary guarantor and a Delaware corporation. Under its bylaws, Z Exploration, Inc. shall indemnify, to the fullest extent permitted under Delaware law, any person who was or is a party or is threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or other entity, against all losses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding. The corporation is authorized to purchase insurance to protect itself and any person who is or was serving as a director, officer, employee or agent of the corporation.
Delaware Limited Liability Companies
Section 18-108 of the Delaware Limited Liability Company Act (the "LLCA") provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
FET Holdings, LLC, Forum Global Holdings, LLC and Forum Holdings, LLC are subsidiary guarantors and Delaware limited liability companies. Under their respective limited liability company agreements, each company shall indemnify and hold harmless its sole member and sole manager and their respective partners, shareholders, officers, directors, managers, employees, agents and representatives, and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by applicable law.
Forum Global Tubing LLC and Houston Global Heat Transfer LLC are a subsidiary guarantors and Delaware limited liability companies. Under their respective limited liability company agreements (each as amended and restated to date), each company shall indemnify each of its sole members, managers and officers to the fullest extent permitted by applicable law against any losses incurred by or asserted against such person arising out of any act or omission of such person in connection with the company, unless such act or omission constitutes bad faith, gross negligence or willful misconduct. Each company may purchase insurance against liabilities asserted against and expenses incurred by such indemnified persons inany official capacity, or arising out of such indemnified person’s official status, regardless of whether the company would have the power to indemnify the person against liabilities under its amended and restated limited liability company agreement.
Global Tubing, LLC is a subsidiary guarantor and a Delaware limited liability company. Under Global Tubing, LLC’s second amended and restated limited liability company agreement, its members, directors and officers shall be entitled to be indemnified by the company, except as limited by applicable law, for all losses arising from proceedings to which such person may be involved by reason of their being a member, director or officer of the company, or by reason of their involvement in the management of the affairs of the company, unless such person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing implied by the LLCA (or, in the case of an officer, if such officer’s actions would constitute a violation of Section 145 of the DGCL if the company were a Delaware corporation).
Delaware Limited Partnership
Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
Forum Global Tubing LP is a Delaware limited partnership. The agreement of limited partnership of Forum Global Tubing LP provides that the partnership shall indemnify, to the fullest extent not prohibited by law, its general partners, limited partners and all officers, directors, agents and employees of the general partners and limited partners and the partnership in connection with any actual or threatened proceeding arising out of their service to the partnership or to another enterprise at the request of the partnership. The partnership may purchase insurance against liabilities asserted against and expenses incurred by such indemnified persons in respect of their service, regardless of whether the partnership would have the power to indemnify such persons against liabilities under its agreement of limited partnership.

Item 16. Exhibits.†

Exhibit No.	Description of Exhibit
*4.1
Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. (the “Company”) dated March 28, 2011 (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 File No. 333-176603, filed on August 31, 2011 (the “Registration Statement”), filed on March 29, 2012).

*4.2	Second Amended and Restated Bylaws of the Company dated April 17, 2012 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 17, 2012).
*4.3
Certificate of Formation of FET Holdings, LLC dated December 16, 2011 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 File No. 333-213266, filed on August 23, 21016 (the “2016 Registration Statement”).

*4.4	Limited Liability Company Agreement of FET Holdings, LLC dated December 16, 2011 (incorporated herein by reference to Exhibit 4.4 to the 2016 Registration Statement).
4.5	Certificate of Formation of Forum Holdings, LLC dated August 8, 2014.
4.6	Limited Liability Company Agreement of Forum Holdings, LLC dated August 8, 2014.
*4.7	Certificate of Incorporation of Forum Energy Services, Inc. dated December 2, 2011 (incorporated herein by reference to Exhibit 4.5 to the 2016 Registration Statement).
*4.8	Bylaws of Forum Energy Services, Inc (incorporated herein by reference to Exhibit 4.6 to the 2016 Registration Statement).
*4.9	Certificate of Formation of Forum Global Holdings, LLC dated August 8, 2014 (incorporated herein by reference to Exhibit 4.7 to the 2016 Registration Statement).
*4.10	Limited Liability Company Agreement of Forum Global Holdings, LLC dated August 8, 2014 (incorporated herein by reference to Exhibit 4.8 to the 2016 Registration Statement).
*4.11	Certificate of Formation of Forum Global Tubing LLC dated May 8, 2007 (incorporated herein by reference to Exhibit 4.9 to the 2016 Registration Statement).
*4.12	Amended and Restated Limited Liability Company Agreement of Forum Global Tubing LLC dated July 1, 2013 (incorporated herein by reference to Exhibit 4.10 to the 2016 Registration Statement).

*4.13	Certificate of Limited Partnership of Forum Global Tubing LP dated April 20, 2007 (incorporated herein by reference to Exhibit 4.11 to the 2016 Registration Statement).
*4.14	Amended and Restated Agreement of Limited Partnership of Forum Global Tubing LP dated July 1, 2013 (incorporated herein by reference to Exhibit 4.12 to the 2016 Registration Statement).
*4.15	Certificate of Incorporation of Forum International Holdings, Inc. dated March 21, 2006 (incorporated herein by reference to Exhibit 4.13 to the 2016 Registration Statement).
*4.16	Bylaws of Forum International Holdings, Inc. dated March 21, 2006 (incorporated herein by reference to Exhibit 4.14 to the 2016 Registration Statement).
*4.17	Certificate of Incorporation of Forum US, Inc. dated November 14, 2008 (incorporated herein by reference to Exhibit 4.15 to the 2016 Registration Statement).
*4.18	Bylaws of Forum US, Inc. (f/k/a Forum Oilfield Technologies US, Inc.) (incorporated herein by reference to Exhibit 4.16 to the 2016 Registration Statement).
*4.19	Certificate of Incorporation of Global Flow Technologies, Inc. dated June 28, 2005 (incorporated herein by reference to Exhibit 4.17 to the 2016 Registration Statement).
*4.20	Bylaws of Global Flow Technologies, Inc. dated June 29, 2005 (incorporated herein by reference to Exhibit 4.18 to the 2016 Registration Statement).
4.21	Certificate of Formation of Global Tubing, LLC dated April 20, 2007.
4.22	Second Amended and Restated Limited Liability Company Agreement of Global Tubing, LLC dated October 2, 2017.
4.23	Certificate of Formation of Houston Global Heat Transfer LLC dated January 17, 2017.
4.24	Second Amended and Restated Limited Liability Company Agreement of Houston Global Heat Transfer LLC dated October 5, 2018.
*4.25	Certificate of Incorporation of Z Explorations, Inc. dated March 18, 1997 (incorporated herein by reference to Exhibit 4.21 to the 2016 Registration Statement).
*4.26	Bylaws of Z Explorations, Inc (incorporated herein by reference to Exhibit 4.22 to the 2016 Registration Statement).
*4.27	Certificate of Incorporation of Z Resources, Inc. dated March 18, 1997 (incorporated herein by reference to Exhibit 4.23 to the 2016 Registration Statement).
*4.28	Bylaws of Z Resources, Inc. (f/k/a PON Resources, Inc.) (incorporated herein by reference to Exhibit 4.24 to the 2016 Registration Statement).
*4.29	Certificate of Incorporation of Zy-Tech Global Industries, Inc. dated March 18, 1997 (incorporated herein by reference to Exhibit 4.25 to the 2016 Registration Statement).
*4.30	Bylaws of Zy-Tech Global Industries, Inc. (f/k/a Zidell Valve Corporation) (incorporated herein by reference to Exhibit 4.26 to the 2016 Registration Statement).
*4.31	Form of the Company’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement, filed on December 29, 2011).
*4.32
Form of Indenture between the Company and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 File No. 333-191294, filed on September 20, 2013 (the “2013 Registration Statement”)).

*4.33
Form of Indenture between the Company and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities (incorporated herein by reference to Exhibit 4.5 to the 2013 Registration Statement).

*4.34
Indenture, dated October 2, 2013, among Forum Energy Technologies, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), (the “Existing Indenture”) (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on October 4, 2013).

*4.35	Form of 6.250% Senior Note due 2021 (included in Exhibit 4.34).
*4.36
Registration Rights Agreement, dated August 2, 2010, by and among Forum Energy Technologies, Inc. and the other parties thereto, as amended by Amendment No. 1 thereto, dated June 14, 2011 (each incorporated herein by reference to Exhibit B to Exhibit 4.2 to the Registration Statement, filed on September 1, 2011) (File No 333-176603).

*4.37
Amendment No. 2 to the Registration Rights Agreement, dated as of August 25, 2017, by and among Forum Energy Technologies and the other parties thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 28, 2017).

*4.38
Registration Rights Agreement, dated as of October 2, 2017, by and between Forum Energy Technologies, Inc. and Q-GT (V) Investment Partners, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 3, 2017).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page herein).
**25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Senior Trustee (to be filed prior to any issuance of senior debt securities).
**25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Subordinated Trustee (to be filed prior to any issuance of subordinated debt securities).
**25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of the Trustee under the Existing Indenture.
____________________

†
The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

*	Incorporated by reference as indicated.

**	To be filed, if necessary, on Form 305B2 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.
(a)    Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Each undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, each undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 9, 2019.
FORUM ENERGY TECHNOLOGIES, INC.

By: /s/ C. Christopher Gaut

C. Christopher Gaut
President, Chief Executive Officer and Chairman of the Board

FET HOLDINGS, LLC
FORUM ENERGY SERVICES, INC.
FORUM GLOBAL HOLDINGS, LLC
FORUM GLOBAL TUBING LLC
FORUM HOLDINGS, LLC
FORUM INTERNATIONAL HOLDINGS, INC.
FORUM US, INC.

By: /s/ Tylar K. Schmitt

Tylar K. Schmitt
President

FORUM GLOBAL TUBING LP
By: FORUM US, INC., its general partner

By: /s/ Tylar K. Schmitt

Tylar K. Schmitt
President

GLOBAL TUBING, LLC
HOUSTON GLOBAL HEAT TRANSFER LLC

By: /s/ Neal Lux

Neal Lux
President

GLOBAL FLOW TECHNOLOGIES, INC.
Z EXPLORATIONS, INC.
Z RESOURCES, INC.
ZY-TECH GLOBAL INDUSTRIES, INC.

By: /s/ Richard Harmon

Richard Harmon
President

POWER OF ATTORNEY
Each person whose signature appears below appoints C. Christopher Gaut, Pablo G. Mercado and John C. Ivascu, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on September 9, 2019.
FORUM ENERGY TECHNOLOGIES, INC.

/s/ C. Christopher Gaut C. Christopher Gaut	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ Pablo G. Mercado Pablo G. Mercado	Senior Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ John McElroy John McElroy	Corporate Controller (Principal Accounting Officer)
/s/ Evelyn M. Angelle Evelyn M. Angelle	Director
/s/ David C. Baldwin David C. Baldwin	Director
/s/ John A. Carrig John A. Carrig	Director
/s/ Michael McShane Michael McShane	Director
/s/ Terence O’Toole Terence O’Toole	Director
/s/ Louis A. Raspino Louis A. Raspino	Director
/s/ John Schmitz John Schmitz	Director
/s/ Andrew L. Waite Andrew L. Waite	Director

FET Holdings, LLC
/s/ Tylar K. Schmitt Tylar K. Schmitt	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ D. Lyle Williams D. Lyle Williams	Manager
Forum Global Holdings, LLC
/s/ Tylar K. Schmitt Tylar K. Schmitt	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ D. Lyle Williams D. Lyle Williams	Manager
Forum Holdings, LLC
/s/ Tylar K. Schmitt Tylar K. Schmitt	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ D. Lyle Williams D. Lyle Williams	Manager
Forum Global Tubing LLC
/s/ Tylar K. Schmitt Tylar K. Schmitt	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ D. Lyle Williams D. Lyle Williams	Manager
/s/ Pablo G. Mercado Pablo G. Mercado	Manager
Forum Energy Services, Inc.
/s/ Tylar K. Schmitt Tylar K. Schmitt	President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ D. Lyle Williams D. Lyle Williams	Director
Forum International Holdings, Inc.
/s/ Tylar K. Schmitt Tylar K. Schmitt	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ D. Lyle Williams D. Lyle Williams	Director
Forum US, Inc. on behalf of itself and as general partner of Forum Global Tubing LP
/s/ Tylar K. Schmitt Tylar K. Schmitt	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ D. Lyle Williams D. Lyle Williams	Director
Global Tubing, LLC
/s/ Neal Lux Neal Lux	President and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ Tylar K. Schmitt Tylar K. Schmitt	Manager
Houston Global Heat Transfer LLC
/s/ Neal Lux Neal Lux	President and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Global Flow Technologies, Inc.
/s/ Richard Harmon Richard Harmon	President (Principal Executive Officer)
/s/ James Felton James Felton	Secretary (Principal Financial Officer and Principal Accounting Officer)
/s/ Keith Barnard Keith Barnard	Director
/s/ Steve Twellman Steve Twellman	Director
Z Explorations, Inc., Z Resources, Inc. and Zy - Tech Global Industries, Inc.
/s/ Richard Harmon Richard Harmon	President and Director (Principal Executive Officer)
/s/ James Felton James Felton	Secretary and Director (Principal Financial Officer and Principal Accounting Officer)